Filed pursuant to Rule 424(b)(5)
Registration No. 333-252520

Prospectus Supplement

(To Prospectus dated February 16, 2021)

INDONESIA ENERGY CORPORATION LIMITED

Up to $20,000,000

Ordinary Shares

We have entered into an at the market offering agreement (the “Sales Agreement”), dated as of July 22, 2022, with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”), acting as our sales agent, relating to the sale of our ordinary shares, par value $0.00267 per share (“Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Ordinary Shares having an aggregate offering price of up to $20,000,000 from time to time through the Sales Agent under this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are currently listed on the NYSE American under the symbol “INDO.” On July 20, 2022, the closing sale price of our Ordinary Shares on the NYSE American was $6.73 per share.

Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American, the trading market for our Ordinary Shares, or any other trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our Ordinary Shares into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of our Ordinary Shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a commission of three percent (3%) of the gross proceeds of any of our Ordinary Shares sold under the Sales Agreement. See “Plan of Distribution” on page S-11 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of our Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $65,161,961 based on 9,299,319 Ordinary Shares outstanding as of July 20, 2022, of which 3,894,917 Ordinary Shares are held by non-affiliates, and a per share price of $16.73, which was the last reported price on the NYSE American of our Ordinary Shares on May 31, 2022. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and accordingly we may sell up to $20,000,000 of our Ordinary Shares hereunder.

Investing in our securities is speculative and involves a significant degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated herein by reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 22, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. Neither we nor the Sales Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 28, 2021, we filed with the SEC a registration statement on Form F-3 (File No. 333-252520) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on February 16, 2021. Under this shelf registration process, we may, from time to time, sell up to $50 million in the aggregate of Ordinary Shares, preferred shares, warrants, units, and debt securities. We may sell up to $20,000,000 worth of Ordinary Shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” of our Ordinary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “IEC,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Indonesia Energy Corporation Limited, a Cayman Islands company, and its consolidated subsidiaries.

S-i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect our current expectations and views of future events. Readers are cautioned that significant known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” and the risk factors incorporated by reference herein may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our overall ability to meet our goals and strategies, including our plans to drill additional wells at Kruh Block (as described below), to develop Citarum Block (as described below) or acquire rights in additional oil and gas assets in the future;

●	the economic, capital markets and social impact of the worldwide novel coronavirus (COVID-19) pandemic on the demand for our oil and gas products in Indonesia and the price of our oil and gas products;

●	our ability to estimate our oil reserves;

●	our ability to anticipate our financial condition and results of operations;

●	the anticipated prices for oil and gas products, the volatility in oil and gas prices (including as a result of the war in Ukraine), and the growth of the oil and gas market in Indonesia and worldwide;

●	our expectations regarding our relationships with the Indonesian government and its oil and gas regulatory agencies;

●	relevant Indonesian government policies and regulations relating to our industry; and

●	our corporate structure and related laws, rules and regulations.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors” and the other risk factors, disclosures and management’s discussions incorporated into this prospectus supplement by reference. You should thoroughly read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in and incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents and exhibits thereto incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Overview

We are an oil and gas exploration and production company focused on the Indonesian market. Alongside operational excellence, we believe we have set the highest standards for ethics, safety and corporate social responsibility practices to ensure that we add value to society. Led by a professional management team with extensive oil and gas experience, we seek to bring forth at all times the best of our expertise to ensure the sustainable development of a profitable and integrated energy exploration and production business model.

Our mission is to efficiently manage targeted profitable energy resources in Indonesia. Our vision is to be a leading company in the Indonesian oil and gas industry for maximizing hydrocarbon recovery with the minimum environmental and social impact possible.

We currently have rights through contracts with the Indonesian government to one oil and gas producing block (called Kruh Block) and one oil and gas exploration block (called Citarum Block). We have also identified a potential third exploration block, known as the Rangkas Area, and we may seek to acquire or otherwise obtain rights to additional oil and gas producing assets.

We produce oil through our Indonesia subsidiary, PT Green World Nusantara (“GWN”), which operates the Kruh Block under an agreement with PT Pertamina (Persero), the Indonesian state-owned oil and gas company (or Pertamina). Our operatorship Kruh Block runs until May 2030 under a ten-year Joint Operation Partnership (or KSO) with Pertamina. Kruh Block covers an area of 258 km2 (63,753 acres) and is located onshore 16 miles northwest of Pendopo, Pali, South Sumatra. In addition to our new drilling program at the wells at Kruh Block described in Recent Developments below, we currently produce oil from 5 other existing wells. In this prospectus supplement, we refer to the specific wells we are operating, drilling or exploring at Kruh Block by number, alternatively proceeded by the word “Kruh” or the designation “K-” (for example, the 26th well at Kruh Block is alternatively referred to herein as “Kruh 26” or “K-26”).

Citarum Block is an exploration block covering an area of 3,924.67 km2 (969,807 acres). This block is located onshore in West Java and only 16 miles south of the capital city of Indonesia, Jakarta. Our rights to Citarum Block run until July 2048 under Production Sharing Contract (or PSC) agreement with the Indonesian Special Task Force for Upstream Oil and Gas Business Activities (known as SKK Migas).

We were incorporated on April 24, 2018 as an exempted company with limited liability under the laws of the Cayman Islands and are a holding company for WJ Energy Group Limited (“WJ Energy”), which in turn owns our Indonesian holding and operating subsidiaries.

Indonesia’s Oil and Gas Industry and Economic Information

The largest economy in Southeast Asia, Indonesia (located between the Indian and Pacific oceans and bordered by Malaysia, Singapore, East Timor and Papua New Guinea) has charted impressive economic growth since overcoming the Asian financial crisis of the late 1990s. The Indonesian economy continued to recover in 2021 despite moderating due to the COVID-19 Delta variant wave mid-year. The Indonesian economy is estimated to have expanded 3.7 percent during 2021 and is forecast to accelerate to 5.2 percent in 2022, according to the World Bank. Today, Indonesia is the world’s 10th largest economy, a member of the G-20 and the world’s fourth most populous nation with a population, according to the Central Intelligence Agency’s World Factbook, as of July 2021 of over 275 million. Indonesia also has a prominent presence in other commodities markets such as thermal coal, copper, gold and tin, with Indonesia being the world’s second largest tin producer and largest tin exporter, as well as in the agriculture industry as a producer of rice, palm oil, coffee, medicinal plants, spices and rubber according to the Indonesia Commodity & Derivatives Exchange and the World Factbook.

S-1

The Indonesian oil and gas industry is among the oldest in the world. Indonesia has been active in the oil and gas sector for over 130 years after its first oil discovery in North Sumatra in 1885. The major international energy companies began their significant exploration and development operations in the mid-20th century. According to the Special Taskforce for Upstream Oil and Gas Business Activities (SKK Migas – Satuan Kerja Khusus Pelaksana Kegiatan Usaha Hulu Minyak dan Gas Bumi) Annual Report 2020 and the BP Statistical Review of World Energy 2021, Indonesia held proven oil reserves of 2.44 billion barrels at the end of 2020. According to its public filings, Chevron has been very active in Indonesia for over 50 years. Chevron has produced a very large amount of oil — 12 billion barrels — over this period with billions of those barrels having been produced in Sumatra (the location of our Kruh Block, as described below).

According to the BP 2021 Report, Indonesia’s oil consumption in 2020 reached 1.45 million barrels per day, 51% of which was met by domestic production. The Ministry of Energy and Mineral Resources of Indonesia (“MEMR”) specified that Indonesia exported 31.45 million barrels of oil and imported 79.69 million barrels of oil in 2020. SKK Migas recorded Thailand and Singapore as the top two countries Indonesia exported oil and condensate to in 2020, respectively at 10.18 million barrels and 4.13 million barrels.

Further, we believe that Indonesia’s expanding economy, in combination with the Government of the Republic of Indonesia’s (the “Government”) intention to lower reliance on coal as a source for energy supply in industries, power generation and transportation, will cause Indonesian domestic demand for gas to rise in the future. Indonesia’s power infrastructure needs substantial investment if it is not to inhibit Indonesia’s economic growth. According to the MEMR 2020 Report, generating capacity at the end of 2020 was standing at around 72.8 gigawatts or an increase of 4.5% compared to 69.7 gigawatts generating capacity in 2019. According to the 2017 Indonesian General National Energy Plan, the Government has targeted an increase in power generation capacity to 190 gigawatts in 2030 and 443 gigawatts in 2050 to keep up with the electricity demand from Indonesia’s growing middle class population and its manufacturing sector. The Indonesian Secretariat General of National Energy Council has reported that Indonesia’s gas demand is estimated to rise from 1.67 TCF in 2015 to 2.45 TCF in 2025 with the bulk of demand originating from Java and Bali, particularly for power stations and fertilizer plants.

According to Indonesia Energy Outlook 2020, a report published by the Indonesian Agency for the Assessment and Application of Technology, from 2018 to 2050, Indonesia’s total energy demand is expected to grow at an average rate of 3.9% per year. For the same period, natural gas demand average growth rate is estimated at 3.8% per year, industrial sector energy demand average growth rate is expected at 4.4% per year and total electricity demand is expected to increase 630% by 2050, with 24% of it will be generated by gas.

In terms of gas distribution, Indonesia still lacks an extensive gas pipeline network because the major gas reserves are located away from the demand centers due to the particular territorial composition of the archipelagic state of Indonesia. Indonesian gas pipeline networks have been developed based on business projects; thus, they are composed of a number of fragmented systems. The developed gas networks are located mostly near consumer centers. Total gas transmission and distribution pipeline infrastructure in 2020 was 15,725.06 km, which is 6.51% higher compared to 2019 but still 46% lower compared to 2019 additional pipeline length. By 2024, Indonesia is expected to have a total of 17,300 km of gas pipeline network according to Oil and Gas Downstream Regulatory Agency (BPH MIGAS) 2020 Performance Report.

In West Java, where the Citarum Block is located, the total natural gas demand is expected to increase significantly from 2,521 million standard cubic feet of gas per day (MMSCFD) in 2020 to 3,032 MMSCFD by 2035 according to Petromindo, an Indonesian petroleum, mining and energy news outlet. This will require additional gas supply of 603 MMSCFD in 2020 and 1,836 MMSCFD in 2028 including import. Being relatively low-carbon compared to coal, as well as being medium-cost, gas is likely to remain a favored fuel for at least the next decade, especially given Indonesia’s extensive gas reserves. Moreover, energy demand in Indonesia is expected to increase as Indonesia’s economy and population grow.

S-2

Our Opportunity

Beginning in 2014, our management team identified a significant opportunity in the Indonesian oil and gas industry through the acquisition of medium-sized producing and exploration blocks. In general terms, our goal was to identify assets with the highest potential for profitable oil and gas operations. We believe that our two current assets — Kruh Block and Citarum Block — represent just these types of assets.

We believe these medium-sized blocks were available for two main reasons: (i) a general lack of investment in the industry by smaller companies such as ours and (ii) the fact that these blocks are overlooked by the major oil and gas exploration companies; many of which operate within Indonesia.

The fundamentals for the lack of investment in our target sector are the industry’s intensive capital requirements and high barriers to entry, including high startup costs, high fixed operating costs, technology, expertise and strict government regulations. We have sought and will continue to seek to overcome this through the careful deployment of investor capital as well as cash from our producing operations.

In addition, the medium-sized blocks we target are generally overlooked by the larger competitors because their asset selection is subject to a higher threshold criterion in terms of reserve size and upside potential to justify the deployment of their human resources and capital. This means that a very small company is not capable of operating these blocks, a new investor is unlikely to enter this sector and the major producers are competing for the larger assets.

This scenario creates our corporate opportunity: the availability of overlooked assets including producing and exploration projects with untapped potential resources in Indonesia that creates the potential to both generate economic profit and expand our operations in the years to come.

An important fact is that, since we started our operations in 2014, the natural resources industry has gone through a dramatic change due to oil price volatility. The challenges imposed by low oil prices during this period created an incentive for us to operate efficiently by driving our business to make the most use of the resources available within our organization to lower costs and improve operational productivity. More recently, with an improvement in oil prices, we believe are in a good position to take advantage of our lower producing costs.

Recent Developments

Drilling and Production at the Kruh Block

With respect to our drilling program at Kruh Block, in March 2021 we announced our plan to drill a total of 5 wells in 2021, 6 wells in 2022 and 7 wells in 2023, for a total of 18 new wells on Kruh Block. Due to delays in the Indonesian government permitting process and COVID-19-related delays experienced during 2021, our overall drilling program for Kruh Block has similarly been somewhat delayed. We continue to carry on with our plan on drilling 18 new wells at Kruh Block, but now through 2024 rather than 2023. We completed the drilling of 2 of those wells in 2021 with the additional 16 more wells expected during the course of 2022 through 2024 as described further below.

We commenced the drilling of a well named “Kruh 25” at Kruh Block on April 21, 2021 and another well named “Kruh 26” at Kruh Block on August 22, 2021. As a result of our successful drilling program at Kruh 26, our production rate increased by over 50% from approximately 160 barrels of oil per day during the first 10 months of 2021 to approximately 245 barrels of oil per day as of late December 2021. Kruh 25 has not reached its optimal production rate as a result of significant damage due to flooding during an extended period of heavy monsoon rain in 2021, leading to extremely difficult working conditions caused by a deteriorated drill site and inadequate equipment performance. We are currently conducting remedial workover activities at Kruh 25 so that it can attempt to match the results of the Kruh 26 well. We are using Electrical Enhanced Oil Recovery (or EEOR), an electro kinetic process to improve oil recovery, to help remedy the damage in Kruh 25 reservoirs. Such technique improves viscosity of fluids by electrochemical reactions such as oxidation and reduction (REDOX reactions). Our other existing producing wells at Kruh Block could also potentially benefit from this technique.

S-3

In March 2022, we mobilized the drilling rigs to drill 2 back-to-back producing wells, namely the “Kruh 27” and “Kruh 28” wells, at our Kruh Block, and on May 12, 2022 we announced the discovery of oil at Kruh 27. In July 2022, we announced that we commenced drilling operations at Kruh 28. Drilling at Kruh 28 commenced on June 22, 2022 with a target total depth of 3,400 feet, and it is expected to take approximately 45 days to complete all drilling operations.

In July 2022, we also updated our Kruh Block drilling plan timing for 2022. Following Kruh 27 and Kruh 28, we plan to drill a third new well at Kruh Block commencing in the September 2022 timeframe, and likely a fourth new well sometime before the end of 2022.

If drilling is successful at Kruh 28, average production from this well is expected to be over 100 barrels of oil per day over the first year of production, and the well will cost approximately $1.5 million to drill and complete. Based on the terms of our with the Indonesian government and an oil price of $90.00/barrel (which is approximately 20% below the July 5, 2022 closing price for Brent crude), the well is expected to generate $2.4 million in net revenue in its first twelve months, which would be enough to recover more than the cost of drilling the well in the first year of production.

On July 12, 2022, we announced that while drilling at Kruh 28, we unexpectedly found evidence of a potential natural gas bearing reservoir between 976 and 1,006 feet interval with 25 feet net thickness. This initial evidence was supported by both wireline logging and geologic logging data. If this turns out to be a natural gas discovery, we believe that it could add significant value to the expected oil discoveries anticipated at Kruh 28. We are continuing to drill the well towards the expected oil zone at 2,836 to 2,964 feet (subsea TVD depth) and expect to report final results when the well is anticipated to be completed by the end of July or early August 2022.

Summary of Risks Affecting Our Business

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” elsewhere and incorporated by reference in this prospectus supplement before making a decision to invest in our Ordinary Shares. Certain of the key risks we face include, without limitation:

●	our operations are solely in Indonesia, and our lack of asset and geographic diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify;

●	oil and gas price volatility (including, without limitation, as a result of the recent war in Ukraine) has and may continue to adversely affect our results of operations and financial condition;

●	lower oil and/or gas prices may also reduce the amount of oil and/or gas that we can produce economically;

●	there is inherent credit risk in any gas sales arrangements with the Government to which we may become a party in the future;

●	the global pandemic of COVID-19 and volatility in the energy markets may materially and adversely affect our business, financial condition, operating results, cash flow, liquidity and prospects;

●	our business requires significant capital investment and maintenance expenses, which we may be unable to finance on satisfactory terms or at all;

●	our estimated oil reserves are based on assumptions that may prove inaccurate, and thus our estimates of proved reserves and future net revenue are inherently imprecise;

●	we may not find any commercially productive oil and gas reservoirs in connection with our exploration activities;

●	we may not adhere to our proposed drilling schedule, and our drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors that are beyond our control;

S-4

●	we are subject to complex laws, rules and regulations common to the oil and natural gas industry, including those specific to operating in Indonesia, which can have a material adverse effect on our business, financial condition and results of operations;

●	our PSC for Citarum Block requires or may require us to relinquish portions of the subject contract area in certain circumstances, which would potentially leave us with less area to explore;

●	climate change and climate change legislation and regulatory initiatives could result in increased operating costs and decreased demand for the oil and natural gas that we produce;

●	we are faced with the high risks inherent in the drilling of oil and natural gas wells, including the risk that we may encounter no commercially productive natural gas or oil reservoirs even if we expend significant costs on such exploration;

●	we are a holding company, with all of our operations conducted through our operating subsidiaries in Indonesia. Should our operations generate positive cash flows in the future, and should we desire to cause our operating subsidiaries to make dividends or distributions to our parent company in the future, limitations on the ability of our subsidiaries to do so, or any tax implications of doing so, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares;

●	you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited, as a result of the Company being incorporated under the laws of the Cayman Islands;

●	we have identified a material weakness in our internal control over financial reporting for the year ended December 31, 2021. If we fail to remediate this weakness or otherwise develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud;

●	the rights afforded to L1 Capital Opportunities Master Fund, Ltd. (“L1 Capital”) under our January 2022 convertible note and warrant financing with them could discourage investment in the Company from third parties;

●	the market for our ordinary shares has been volatile, and an active, liquid and orderly trading market for our ordinary shares may not be maintained in the United States, which could limit your ability to sell our ordinary shares; and

●	as a foreign private issuer, we are subject to different U.S. securities laws and NYSE American governance standards than domestic U.S. issuers. This may afford less protection to holders of our ordinary shares, and you may not receive corporate and company information and disclosure that you are accustomed to receiving or in a manner in which you are accustomed to receiving it.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

S-5

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction; and

●	we have adopted “home country” practice and thereby opted out of the NYSE American rule that would otherwise require shareholder approval should we issue more than 19.99% of our then outstanding ordinary shares in a financing that is not a “public offering” at less than the then current market value.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus supplement, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, and we intend to take advantage of this extended transaction period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

History and Corporate Structure

We were incorporated on April 24, 2018 as an exempted company with limited liability under the laws of the Cayman Islands and are a holding company for WJ Energy, which in turn owns our Indonesian holding and operating subsidiaries. We presently have one shareholder, Maderic Holding Limited (“Maderic”), which own 68.29% of our issued shares. Maderic is controlled by our Chairman and Chief Executive Officer.

The following diagram illustrates our corporate structure, including our consolidated holding and operating subsidiaries, as of the date of this prospectus supplement:

Not reflected in the above is that, for purposes of compliance with Indonesian law related to ownership of Indonesian companies: (i) WJ Energy owns 99.90% of the outstanding shares of GWN and PT Harvel Nusantara Energi (“HNE”), and (ii) GWN and HNE each own 0.1% of the outstanding shares of the other; and (iii) GWN owns 99.50% of the outstanding shares of PT Hutama Wiranusa Energi, and the remaining 0.50% is owned by HNE; and (iv) HNE owns 99.90% of the outstanding shares of PT Cogen Nusantara Energi, and the remaining 0.10% is owned by GWN.

Corporate Information

Our principal executive offices are located at GIESMART PLAZA 7th Floor, Jl. Raya Pasar Minggu No. 17A, Pancoran – Jakarta 12780 Indonesia. Our telephone number at this address is +62 21 2696 2888. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands. Our web site is located at www.indo-energy.com. The information contained on our website is not incorporated by reference into this prospectus supplement and the reference to our website in this prospectus supplement is an inactive textual reference only.

We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

S-6

The Offering

Issuer:	Indonesia Energy Corporation Limited

Securities Offered pursuant to this prospectus supplement:	Ordinary Shares with an aggregate offering price of up to $20,000,000

Ordinary Shares outstanding before this offering*:	9,299,319

Ordinary Shares outstanding after this offering*	Up to 12,271,087 Ordinary Shares, assuming the sale of 2,971,768 Ordinary Shares at an assumed selling price of $6.73 per share, which was the closing price on the NYSE American on July 20, 2022. The actual number of Ordinary Shares outstanding will vary depending on several factors, including whether we elect to sell shares pursuant to this offering and the price at which the Ordinary Shares may be sold from time to time during this offering.

Manner of Offering	“At-the-market offering” that may be made from time to time by our Sales Agent. See “Plan of Distribution” on page S-11 of this prospectus supplement for more information.

Use of proceeds:	If we sell the full amount of Ordinary Shares allocated to this offering, we estimate the net proceeds to us from this offering will be up to approximately $19,165,000 after deducting the commissions and estimated offering expenses payable to us. We intend to use the net proceeds from this offering for our working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities is speculative and involves a significant degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus form a part prospectus supplement.

NYSE American Symbol:	“INDO”

*	The outstanding number of Ordinary Shares do not include the following:

●	Outstanding warrants to purchase up to 717,240 Ordinary Shares issued to L1 Capital at an exercise price of $6.00 per share;

●	200,000 outstanding options to purchase Ordinary Shares (which are unvested as of the date of this prospectus supplement) granted to employees with an exercise price of $11.00 per share; and

●	1,104,546 Ordinary Shares reserved for future issuance under our 2018 Omnibus Equity Incentive Plan.

S-7

RISK FACTORS

Investing in our securities is speculative and involves a significant degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed with the SEC on May 2, 2022, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

We may issue and sell Ordinary Shares having aggregate sales proceeds of up to $20,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering for our working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest bearing, investment-grade securities.

S-8

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021 on:

●	an actual basis;

●	a pro forma basis to give effect to the conversion of $9,600,000 under convertible notes into 1,600,000 of our Ordinary Shares and warrants exercised since December 31, 2021, resulting in the issuance of an aggregate of 50,000 Ordinary Shares, both under our January 2022 convertible note and warrant financing with L1 Capital; and
●

on a pro forma adjusted basis to give effect to the pro forma adjustments described above and the sale of 2,971,768 Ordinary Shares, in connection this offering, at an assumed selling price of $6.73 per share, which was the closing price of our Ordinary Shares on the NYSE American on July 20, 2022.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual	Pro forma	Pro forma, as adjusted
		(unaudited)	(unaudited)
Cash and cash equivalents	$595,014	$9,043,014	$28,208,014
Debt:
Unsecured long-term debt, net of deferred finance costs	1,000,000	1,000,000	1,000,000
Short-term debt	980,452	1,380,452	1,380,452
Total debt	$1,980,452	$2,380,452	$2,380,452
Equity:
Ordinary shares, US$0.00267 par value, 37,500,000 shares authorized, 7,447,955 ordinary shares outstanding, actual; 9,097,955 ordinary shares issued and outstanding, pro forma; and 12,344,394 ordinary shares issued and outstanding, pro forma, as adjusted	$19,861	$24,958	$32,893
Additional paid-in capital	41,587,339	50,031,072	69,188,138
Accumulated deficit	(33,818,161)	(33,818,161)	(33,818,161)
Accumulated other comprehensive income	30,704	30,704	30,704
Non-controlling interest	-	-	-
Total stockholders’ equity	$7,819,743	$16,268,573	$35,433,573
Total capitalization	$9,800,195	$18,649,025	$37,814,025

The number of Ordinary Shares issued and outstanding, actual and as adjusted shown in the foregoing table is based on 7,447,955 Ordinary Shares outstanding as of December 31, 2021 and excludes:

●	Outstanding warrants to purchase up to 717,240 Ordinary Shares issued to L1 Capital at an exercise price of $6.00 per share;

●	200,000 outstanding options to purchase Ordinary Shares (which are unvested as of the date of this prospectus supplement) granted to employees with an exercise price of $11.00 per share; and

●	1,104,546 Ordinary Shares reserved for future issuance under our 2018 Omnibus Equity Incentive Plan.

S-9

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our Ordinary Shares after this offering.

Our net tangible book value on December 31, 2021 was approximately $7,819,743 or $1.05 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Our pro forma net tangible book value as of December 31, 2021 was approximately $16,268,573, or $1.74 per Ordinary Share, giving effect to (i) the conversion of $9,600,000 under convertible notes into 1,600,000 of our Ordinary Shares and (ii) warrants exercised since December 31, 2021, resulting in the issuance of an aggregate of 50,000 Ordinary Shares, both under our January 2022 convertible note and warrant financing with L1 Capital.

After giving effect to the pro forma adjustments and the issuance of 2,971,768 Ordinary Shares in this offering at an assumed offering price of $6.73 per Ordinary Share, the closing price of our Ordinary Shares on the NYSE American on July 20, 2022, and after deducting the commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $35,433,573, or approximately $2.87 per Ordinary Share. This represents an immediate increase in pro forma net tangible book value of $1.14 per Ordinary Share to our existing shareholders and an immediate dilution of $3.86 per Ordinary Share to investors participating in this offering. Dilution per Ordinary Share to investors in this offering is determined by subtracting pro forma, as adjusted, net tangible book value per Ordinary Share after this offering from the offering price per Ordinary Share. The following table illustrates this dilution per Ordinary Share to investors participating in this offering:

Assumed offering price per Ordinary Share (closing price on July 20, 2022)	$6.73
Net tangible book value per Ordinary Share as of December 31, 2021	$1.05
Increase in pro forma net tangible book value per Ordinary Share	0.69
Increase in pro forma, as adjusted, net tangible book value per Ordinary Share attributable to investors in this offering	$1.14
Pro forma, as adjusted, net tangible book value per Ordinary Share after giving effect to this offering	$2.87
Dilution to pro forma, as adjusted, net tangible book value per Ordinary Share to new investors in this offering	$3.86

Each $0.50 increase (decrease) in the assumed offering price of $6.73 per Ordinary Share would increase (decrease) our pro forma, as adjusted, net tangible book value after this offering by $1,441,308, or $0.05 per Ordinary Share, and the dilution per Ordinary Share to new investors by $0.05 per Ordinary Share, assuming that the number of Ordinary Shares offered by us is 2,971,768, and after deducting the Sales Agent commissions and estimated offering expenses payable by us.

Since we are offering up to $20,000,000 of Ordinary Shares hereunder, if the assumed offering price of $6.73 increases $0.50 to $7.23, the number of Ordinary Shares offered by us will decrease to approximately 2,766,251 Ordinary Shares; if the assumed offering price of $6.73 decreases $0.50 to $6.23, the number of Ordinary Shares offered by us will increase to approximately 3,210,272 Ordinary Shares.

The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of Ordinary Shares that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table are based on 7,447,955 Ordinary Shares outstanding as of December 31, 2021 and excludes, as of December 31, 2021:

●	Outstanding warrants to purchase up to 717,240 Ordinary Shares issued to L1 Capital at an exercise price of $6.00 per share;

●	200,000 outstanding options to purchase Ordinary Shares (which are unvested as of the date of this prospectus supplement) granted to employees with an exercise price of $11.00 per share; and

●	1,104,546 Ordinary Shares reserved for future issuance under our 2018 Omnibus Equity Incentive Plan.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our share incentive plan or issue additional warrants, or we issue additional ordinary shares in the future, there may be further dilution.

S-10

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering certain number of our Ordinary Shares for an aggregate value up to $20,000,000 pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Ordinary Shares are described under the caption “Description of Share Capital” beginning on page 5 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of July 22, 2022, with Wainwright, under which we may issue and sell our Ordinary Shares having an aggregate offering price of no more than $20,000,000 from time to time through the Sales Agent, acting as our agent. Sales of Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of Ordinary Shares on or through the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will offer our Ordinary Shares subject to the terms and conditions of the Sales Agreement. We will designate the number of Ordinary Shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of Ordinary Shares that may be sold daily or on any day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the Ordinary Shares requested to be sold by us. The Sales Agent or we may suspend the offering of our Ordinary Shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party, pursuant to the terms of the Sales Agreement.

Under the terms of the Sales Agreement, we may also sell our Ordinary Shares to the Sales Agent, as principal for its own account, at a price negotiated at the time of sale. If we sell shares in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The Sales Agent will receive commissions for its services in acting as agent in the sale of our Ordinary Shares of 3% of the gross proceeds of any shares of Ordinary Shares sold under the Sales Agreement. The foregoing rate of compensation shall not apply when the Sales Agent acts as principal. We have agreed to reimburse the Sales Agent for its reasonable out-of-pocket expenses, including attorneys’ fees, in an amount not to exceed $50,000, which amount is included in the estimated total expenses for this offering. In addition, we have agreed to reimburse Wainwright for the fees and disbursements of its legal counsel in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from this offering in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for this offering, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $235,000.

Settlement for sales of Ordinary Shares will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Ordinary Shares on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

This offering will terminate upon the earlier of (1) the issuance and sale of all shares of our Ordinary Shares covered by this prospectus supplement and (2) the termination of the Sales Agreement as permitted therein.

S-11

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

The principal business address of the Sales Agent is 430 Park Avenue, New York, NY 10022.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed with the SEC on a Current Report on Form 6-K.

Listing

Our Ordinary Shares are listed on the NYSE American under the symbol “INDO.”

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be passed upon for us by Ogier, Cayman Islands. Certain legal matters governed by the laws of New York will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Katten Muchin Rosenman LLP, Chicago, Illinois, is counsel to Wainwright in connection with this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal years ended December 31, 2021 and 2020 have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 2, 2022;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on May 16, 2022 and July 12, 2022; and

●	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 18, 2019, including any amendments and reports filed for the purpose of updating such description.

S-12

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as it states that it is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement and accompanying prospectus, a copy of any or all of the documents incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at GIESMART PLAZA 7th Floor, Jl. Raya Pasar Minggu No. 17A, Pancoran – Jakarta 12780 Indonesia, telephone number: +62 21 2696 2888. Additionally, copies of the documents incorporated herein by reference may be accessed at our website at www.indo-energy.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our Ordinary Shares.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus omit certain information and exhibits that are included in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Since this prospectus supplement and the accompanying prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement and the accompanying prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.indo-energy.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

S-13

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We were incorporated under the laws of the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel as to the laws of the Cayman Islands, and Adnan Kelana Haryanto & Hermanto, our counsel as to Indonesian law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and Indonesia, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the Cayman Islands or Indonesia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

S-14

PROSPECTUS

Indonesia Energy Corporation Limited

US$50,000,000

Ordinary Shares

Preferred shares

Warrants

Debt Securities

Rights

Depositary Shares

Units

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the ordinary shares, the preferred shares, the warrants, the debt securities, the rights, the depositary shares and the units comprised of, or other combinations of, the foregoing securities as the “Securities”. This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ordinary shares are listed on the NYSE American under the symbol “INDO”.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) is less than US$75 million, the aggregate market value of Securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of the public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately US$13.97 million as of January 21, 2021.

An investment in our Securities is speculative and involves significant risks. See “Risk Factors” beginning on page 3 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2021.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the Securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the Securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any Securities in any circumstances under which the offer of solicitation is unlawful.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to US$50,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any Securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any Securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any Securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference. You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this and other information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

●	“Indonesia Energy”, “we”, “us”, “our” or the “Company” refers to Indonesia Energy Corporation Limited and its direct and indirect subsidiaries, unless the context requires otherwise;

●	“Government” refers to the government of Indonesia or its agencies;

●	“ordinary shares” refers to our ordinary shares, par value $0.00267 per share, which may be issued under this registration statement;

●	“preferred shares” refers to our preferred shares which may be issued under this registration statement;

●	“warrants” refers to our warrants which may be issued under this registration statement;

●	“debt securities” refers to our debt securities which may be issued under this registration statement;

●	“depositary shares” refers to our depositary shares which may be issued under this registration statement;

●	“rights” refers to rights to purchase Securities which may be issued under this registration statement; and

●	“units” refers to units of Securities which may be issued under this registration statement.

Unless otherwise noted, all other financial and other data related to our Company in this prospectus and any prospectus supplement is presented in U.S. dollars. All references to “$” or “US$” in this prospectus and any prospectus supplement mean U.S. dollars unless the context otherwise requires. Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

-ii-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	our overall ability to meet our goals and strategies, including our plans to drill additional wells at Kruh Block, to develop Citarum Block or acquire rights in additional oil and gas assets in the future;

●	the economic, capital markets and social impact of the worldwide novel coronavirus (COVID-19) pandemic on the demand for our oil and gas products in Indonesia and the price of our oil and gas products;

●	our ability to estimate our oil reserves;

●	our ability to anticipate our capital needs, financial condition and results of operations;

●	the anticipated prices for oil and gas products and the growth of the oil and gas market in Indonesia and worldwide;

●	our expectations regarding our relationships with the Government and its oil and gas regulatory agencies;

●	relevant Government policies and regulations relating to our industry; and

●	our corporate structure and related laws, rules and regulations.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

-iii-

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oil and gas exploration and production company focused on the Indonesian market. Alongside operational excellence, we believe we have set the highest standards for ethics, safety and corporate social responsibility practices to ensure that we add value to society. Led by a professional management team with extensive oil and gas experience, we seek to bring forth at all times the best of our expertise to ensure the sustainable development of a profitable and integrated energy exploration and production business model.

We currently have rights through contracts with the Government to one oil and gas producing block (Kruh Block) and one oil and gas exploration block (Citarum Block).

We produce oil through a subsidiary which operates the Kruh Block under an agreement with PT Pertamina (Persero), the Indonesian state owned oil and gas company (“Pertamina”). Our operatorship Kruh Block runs until May 2030 under a Joint Operation Partnership with Pertamina. Kruh Block covers an area of 258 km2 (63,753 acres) and is located onshore 16 miles northwest of Pendopo, Pali, South Sumatra.

Citarum Block is an exploration block covering an area of 3,924.67 km2 (969,807 acres). This block is located onshore in West Java and only 16 miles south of the capital city of Indonesia, Jakarta. Our rights to Citarum Block run until July 2048 under Production Sharing Contract with Pertamina.

Our current plan is to drill new oil wells on our currently producing Kruh Block over time. Since mid-year 2020, we have commenced pre-drilling operations, with drilling locations for the first 3 wells having been selected and the tender for the drilling rig and supporting services likewise having been completed. While the commencement of new drilling has been slightly delayed, we are hopeful that drilling of the first new well at Kruh will commence during the first quarter of 2021. An additional 4 wells are planned in 2021, 6 wells in 2022 and 7 wells in 2023, for a total of 18 new wells on Kruh Block expected over three years.

We have also completed and provided to the Government two (2) Geological & Geophysical studies covering both the Kruh Block and the million-acre Citarum Block. By optimizing our production equipment and service activities, we have managed to maintain our production level at Kruh Block during 2020 at above our production forecast.

Impact of COVID-19

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including in Indonesia where we operate. While the closures and limitations on movement, domestically and internationally, are expected to be temporary, if the outbreak continues on its current trajectory the duration of the supply chain disruption could reduce the availability, or result in delays, of materials or supplies to and from our company, which in turn could materially interrupt our business operations.

As of the date of this prospectus, the impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

1

●	We modified our business practices, including restricting employee travel, requiring employees to work remotely, and cancelling physical participation in meetings, events, and conferences.

●

The health-related mandate or guidelines issued by the Indonesian or local authorities has caused and may continue to cause us to restrict the number of workers deployed to the drilling sites, therefore delaying our drilling and exploration operations. In addition, the large scale of social restrictions in Jakarta and many Indonesian regions severely prolongs the time required for the approval of any project proposal, permit application, procurement, and tender process.

●	Crude oil prices have been negatively impacted due to low oil demand, increased production, and disputes between the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia on production cuts. Consequently, our revenue and profit have been adversely impacted and could continue to be adversely impacted due to the factors discussed above, and other unforeseen and unpredictable consequences of the COVID-19 pandemic.

●	The COVID-19 pandemic may disrupt our ability to raise additional capital to finance our operations in the future, which could materially and adversely affect our business, financial condition, and prospects.

Given the speed and frequency of the continuously evolving developments with respect to this pandemic, we cannot reasonably estimate the magnitude of the impact to our consolidated results of operations during 2021 and beyond.

Corporate Information

Our principal executive offices are located at Dea Tower I, 11th Floor, Suite 1103 Jl. Mega Kuningan Barat Kav. E4.3 No.1-2 Jakarta – 12950, Indonesia. Our telephone number at this address is +62 21 576 8888. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands. Our web site is located at www.indo-energy.com. The information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement hereto, and the reference to our website in this report is an inactive textual reference only.

The Securities We May Offer

We may offer and sell from time to time up to an aggregate of $50,000,000 of any of, or units comprised of, or other combinations of, the following Securities: ordinary shares, preferred shares, warrants, debt securities, rights to purchase securities or depositary shares.

We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered Securities:

●	title and amount;
●	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;
●	any market listing and trading symbol;
●	names of lead or managing underwriters or placement or other agents and description of underwriting or agency arrangements; and
●	the specific terms of the offered Securities.

This prospectus may not be used to offer or sell Securities without a prospectus supplement which includes a description of the method and terms of the particular offering.

2

RISK FACTORS

An investment in our Securities is speculative and involves significant risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our Securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

In addition to the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019 and our future annual and other reports as filed with the SEC, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	Our overall ability to meet our goals and strategies, including our plans to drill additional wells at Kruh Block, to develop Citarum Block or acquire rights in additional oil and gas assets in the future;

●	The economic, capital markets and social impact of the worldwide novel coronavirus (COVID-19) pandemic on the demand for, and price of, our oil and gas products in Indonesia and the price of our oil and gas products;

●	Our ability to estimate our oil reserves;

●	Our ability to anticipate our capital needs, financial condition and results of operations;

●	The anticipated prices for oil and gas products and the growth of the oil and gas market in Indonesia and worldwide;

●	Our expectations regarding our relationships with the Indonesian government and its oil and gas regulatory agencies;

●	Relevant Indonesian government policies and regulations relating to our industry; and

●	Our corporate structure and related laws, rules and regulations.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the financial impact related to the outbreak of and response to the COVID-19 outbreak cannot be reasonably estimated at this time.

3

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of Securities as shall have a maximum aggregate offering price of $50,000,000. The actual price and terms of the Securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell Securities pursuant to the registration statement of which this prospectus forms a part with a value of more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding ordinary shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding ordinary shares held by non-affiliates, the amount of Securities being offered and the amount of Securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the Securities for general corporate purposes and to advance our commercial drilling and exploration operations. We may also use a portion of the net proceeds towards the possible acquisition of, or investment in, additional oil producing or exploratory blocks. Proceeds may also be used at our discretion for specific purposes described in any prospectus supplement. Pending these uses, we intend to invest the net proceeds primarily in bank deposits.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

4

DESCRIPTION OF SHARE CAPITAL

General. We are authorized to issue 37,500,000 ordinary shares of par value US$0.00267 each. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with the Memorandum and Articles of Association.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting, at least two shareholders having the right to vote at the meeting or one or more shareholders holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case an advance notice of at least 21 clear days is required for the convening of our annual general meeting and other general meetings by requisition of the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, decline to register any transfer of any share that has not been fully paid up or is subject to a company lien. If our board of directors refuses to register a transfer, it shall, within three months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. This, however, is unlikely to affect market transactions of the ordinary shares purchased by investors in the public offering. Since our ordinary shares are listed on the NYSE American, the legal title to such ordinary shares and the registration details of those ordinary shares in our register of members remain with DTC/Cede & Co. All market transactions with respect to those ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended at such times and for such periods as our board of directors may determine, provided, however, that the registration of transfers shall not be suspended, and the register may not be closed, for more than 30 days in any year as our board of directors may determine.

Calls on Ordinary shares and Forfeiture of Ordinary Shares. Subject to the terms of overallotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our Articles of Association permit us to purchase our own shares. In accordance with our Articles of Association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

5

Inspection of Books and Records. Holders of our shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

Issuance of Additional Shares. Our Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series to be issued;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders. Under the Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Anti-money Laundering—Cayman Islands. In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

6

Data Protection in the Cayman Islands – Privacy Notice. This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

DESCRIPTION OF PREFERRED SHARES

We are authorized to issue 3,750,000 preferred shares of a par value of $0.00267 each. Subject to the Companies Act, our directors may, in their absolute discretion and without the approval of the shareholders, create and designate out of the unissued preferred shares of our company one or more classes or series of preferred shares, comprising such number of preferred shares and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

We do not have any preferred shares issued and outstanding as of the date of this prospectus. In the future we may issue preferred shares that could be converted into ordinary shares. A prospectus supplement will contain and describe the material terms of any preferred shares that we offer to the public in the United States, along with any material U.S. federal or foreign income tax considerations relating to the offer of such preferred shares.

7

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares in one or more series, together with other Securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

●	the designation, amount and terms of the Securities purchasable on exercise of the warrants;

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

●	any material U.S. federal or foreign income tax consequences;

●	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any Securities purchasable upon exercise of the warrants on any securities exchange;

●	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

●	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

●	any information with respect to book-entry procedures;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions of the warrants; and

●	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

8

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General. Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

9

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

10

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

11

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of Securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed Securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

12

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional ordinary shares and preferred shares, rather than full ordinary shares or preferred shares. If we decide to offer fractional ordinary shares or preferred shares, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our ordinary shares or preferred shares, and the applicable prospectus supplement will indicate that fraction. The ordinary shares and preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the ordinary shares or preferred shares represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or preferred shares in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying ordinary shares or preferred shares, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the ordinary shares or preferred shares to the record holders of depositary shares relating to such ordinary shares or preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the ordinary shares or preferred shares, the depositary will redeem a number of depositary shares representing the same number of preferred shares so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our ordinary shares or preferred shares of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to ordinary shares or that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole ordinary shares or preferred shares underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such ordinary shares or preferred shares, it will abstain from voting such ordinary shares or preferred shares.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the ordinary shares or the related series of preferred shares and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the ordinary shares or preferred shares cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the ordinary shares or the related series of preferred shares on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole ordinary shares or preferred shares of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

13

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the preferred shares of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the ordinary shares or preferred shares of any series, the initial issuance of the depositary shares, any redemption of such ordinary shares or preferred shares and any withdrawals of such ordinary shares or preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the ordinary shares or preferred shares represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting ordinary shares or preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

14

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of Securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent Securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent Securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent Securities.

15

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

●	to or through underwriters;

●	to or through dealers;

●	to our shareholders under a rights entitlement offering;

●	through agents; or

●	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

●	the type of Securities to be offered;

●	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;

●	the purchase price of the offered Securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the initial offering price;

●	any discounts or concessions allowed or re-allowed to be paid to dealers; and

●	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the Securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

16

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

17

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable foreign rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below (including, without limitation, stock exchange listing fees, FINRA filing fees and printing fees). Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	US	$5,455
Legal fees and expenses	US	$35,000
Accounting fees and expenses	US	$25,000
Total	US	$65,455

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities and depositary shares and certain legal matters of United States or New York law relating to an offering hereunder will be passed upon for us by Ellenoff Grossman & Schole LLP. Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares, preferred shares, debt securities, rights, warrants and units and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Ogier. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum Bernstein & Pinchuk LLP, which is included as exhibit to this registration statement upon the authority and consent of said firm as experts in accounting and auditing.

18

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us, that there is uncertainty as to whether the courts of the Cayman Islands, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

19

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (filed on June 15, 2020);

●	our Form 6-K dated January 25, 2021;

●	our Form 6-K dated January 27, 2021, which includes our unaudited condensed consolidated interim financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2020;

●	the description of our ordinary shares that is contained in our registration statement on Form 8-A, filed with the SEC on December 18, 2019;

●	any Annual Report on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of this offering of Securities;

●	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and

●	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of Securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You can read the registration statement and our future filings with the SEC, over the Internet on our website at www.indo-energy.com or on the SEC’s web site at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

20

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934 as applicable to foreign private issuers. Our annual report on Form 20-F for the year ended December 31, 2019, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

21

At The Market Offering

Up to $20,000,000

Ordinary Shares

INDONESIAN ENERGY CORPORATION LIMITED

H.C. Wainwright & Co.

July 22, 2022